SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 5, 2001

SEARS ROEBUCK ACCEPTANCE CORP.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)
1-4040 (Commission File Number)	51-0080535 (IRS Employer Identification No.)

3711 Kennett Pike Greenville, Delaware (Address of Principal Executive Offices)	19807 (Zip Code)
Registrant's Telephone Number, Including Area Code: (302) 434-3112

(Former Name or Former Address, if Changed Since Last Report): Not Applicable

Item 5. Other Events.

On September 5, 2001, Registrant executed (i) an Underwriting Agreement with Sears, Roebuck and Co. and Morgan Stanley & Co. Incorporated as Representative of the several Underwriters, relating to debt securities and (ii) a Pricing Agreement with Morgan Stanley & Co. Incorporated as Representative of the several Underwriters named in Schedule I thereto, relating to $200,000,000 aggregate principal amount of Registrant's 7% Notes due February 1, 2011. A copy of the Underwriting Agreement is attached as Exhibit 1(a) and a copy of the Pricing Agreement is attached as Exhibit 1(b).

In connection with the issuance of the Notes: (i) Anastasia D. Kelly, Executive Vice President, General Counsel of Sears, Roebuck and Co. has delivered an opinion to Registrant, dated September 10, 2001, regarding the validity of the Notes, upon issuance and sale thereof on September 10, 2001; and (ii) Mayer, Brown & Platt, special counsel to Registrant and Sears, has delivered an opinion to Registrant and Sears, dated September 10, 2001, as to certain federal tax matters concerning the Notes. A copy of the opinion as to legality is attached as Exhibit 5, and a copy of the opinion as to certain tax matters is attached as Exhibit 8.

 Item 7. Exhibits. The Exhibit Index is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEARS ROEBUCK ACCEPTANCE CORP.

By: /s/ Keith E. Trost

Keith E. Trost
President Date: September 19, 2001

EXHIBIT INDEX

Exhibit No.	Description
1(a)	Underwriting Agreement, dated September 5, 2001, among Registrant, Sears, Roebuck and Co. and Morgan Stanley & Co. Incorporated as Representative of the several Underwriters.
1(b)	Pricing Agreement, dated September 5, 2001, among Registrant, Sears, Roebuck and Co. and Morgan Stanley & Co. Incorporated as Representative of the several Underwriters named in Schedule I thereto.
4	Form of 7% Note.
5	Opinion of Anastasia D. Kelly dated September 10, 2001, relating to the validity of $200,000,000 aggregate principal amount of 7% Notes due February 1, 2011.
8	Opinion of Mayer, Brown & Platt as to certain federal tax matters concerning the Registrants 7% Notes due February 1, 2011.